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February 27, 1997                                             Exhibit 10.15

Michael Clark
1315 Black Oak
Carrollton, TX 75007

Dear Mike

It is with pleasure that Milcom, Inc. for Triton Network Systems, Inc. extends to you an offer of employment as the Vice President of Engineering. You will be reporting to Brian Andrew and your work location will be in Orlando, Florida. The following is designed to serve as a record of the essential terms of your employment, which supersedes all prior discussions:

Commencement of employment: April 1, 1997

Remuneration:  Your base salary will be $125,000 per annum payable semi-monthly in arrears. With a 20% end of year bonus based on completion of personal and corporate objectives.

Stock options: As a member of the Triton startup team, you will receive earned equity in the form of stock options totaling 2% of total company stock. Your options will vest based on the following formula:

               - One third at start of employment

               - One third after three years of continuous employment

               - One third based on successful completion of agreed individual objectives over three years.

Relocation:    Triton will cover up to $30,000 worth of documented relocation costs associated with your move to Orlando, Florida.

Vacation:      Vacation is on a calendar year basis, and accrues on a monthly basis. For the first three years of employment, the rate of accrual shall be 10 hours per month (three weeks per year). After three years of continuous employment with Triton, your vacation entitlement will increase to 13.3 hours per month (four weeks per year).

Benefits:      Triton will provide the following paid benefits, at its sole discretion:

               Medical Insurance         Disability Insurance
               Life Insurance            Dental Insurance
               401(K) Plan Eligibility   Tuition Reimbursement
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                                      -2-
                                                                   March 1, 1997

         In the interim, Milcom, Inc. will cover the cost of your current coverage within the COBRA program as offered by your current employer upon termination with them.

Please sign and return the offer letter to me on or before 5:00 PM EST Friday, March 7, 1997.

I am delighted that you are joining the Triton team and look forward to assisting you in achieving your professional objectives. I believe that you will enjoy working here and find it to be a professionally satisfying experience. Please let me know if you have any questions about your employment at Triton or if there is any other information or material I can provide for you.

Sincerely,

/s/ BRIAN J. ANDREW
-------------------
Brian J. Andrew
President & CEO Triton Network Systems, Inc.


/s/ ANDY BADOLATO
------------------
Andy Badolato
President, Milcom, Inc.


                                             Accepted:

                                             Signature: Michael A. Clark
                                                        -----------------
                                             Name:  Michael A. Clark
                                                   ----------------------
                                             Date:  3/1/97
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